Exhibit 99.3
OVERTURE ACQUISITION CORP.
SPECIAL MEETING OF WARRANTHOLDERS
JANUARY 27, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF OVERTURE ACQUISITION CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS.
     The undersigned warrantholder of Overture Acquisition Corp. (the “Company”), having read the notice of special meeting of warrantholders and the definitive proxy statement/prospectus, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Marc Blazer, John F. W. Hunt and Sarah E. Williams, or any of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all warrants which the undersigned may be entitled to vote at the special meeting of warrantholders of the Company to be held at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York 10017 at 10:30 a.m. New York City time, on January 27, 2010, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the definitive proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:
     (1) The Warrant Amendment Proposal—to consider and vote upon a proposal to amend the warrant agreement, dated January 30, 2008 (the “Warrant Agreement”), by and between the Company and American Stock Transfer & Trust Company, as warrant agent, which governs the Company’s 15,000,000 warrants issued in the Company’s initial public offering (the “Public Warrants”) and the 4,380,000 warrants issued to the founders of the Company in a private placement immediately prior to the Company’s initial public offering (which we refer to as the founder warrants and, collectively with the Public Warrants, the “Company Warrants”), to provide that (i) the exercise price of our warrants will be increased from $7.00 to $11.00 per share, (ii) the expiration date of the warrants will be extended from January 30, 2013 to January 30, 2015, and (iii) the price at which our Ordinary Shares must trade before we are able to redeem the warrants we issued in our initial public offering (“IPO”) will be increased from $14.25 to $20.00 (the “Warrant Amendment Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN
     (2) The Warrantholder Adjournment Proposal — to consider and vote upon a proposal to adjourn the Special Meeting of Warrantholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting of Warrantholders, there are not sufficient votes to approve the Warrant Amendment Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN
This proxy when properly executed will be voted in the manner directed herein by the undersigned warrantholder. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF WARRANTHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.
Proxy cards properly executed and returned without direction will be voted “FOR” the proposals.
Note: Please sign exactly as your name or names appear on this Proxy. When warrants are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Dated:                    , 2010

INDIVIDUAL OR JOINT HOLDER:

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Signature (if held jointly)

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CORPORATE OR PARTNERSHIP HOLDER:

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By:

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Its:

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